                                                                    EXHIBIT 23




                      CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the registration statements of Pride Petroleum Services, Inc. on Form S-3 (File No. 33-62425) and on Forms S-8 (File Nos: 33-26854 and 33-44823) of our report dated February 26, 1996, on our audits of the consolidated financial statements and financial statement schedule of Pride Petroleum Services, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in this Annual Report on Form 10-K.


                                       COOPERS & LYBRAND L.L.P.


Houston, Texas
February 26, 1996